Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of First Commonwealth Financial Corporation on Form S-8 pertaining to the Amended and Restated GA Financial, Inc. 1996 Stock-Based Incentive Plan of our report dated January 22, 2003, appearing in the Annual Report on Form 10-K of First Commonwealth Financial Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

June 15, 2004